ATTORNEYS AT LAW 1025 Thomas Jefferson Street, NW | Suite 400 East Washington, DC 20007-5208 202.965.8100 | fax 202.965.8104 www.carltonfields.com

Exhibit (n)(1)	Atlanta Hartford Los Angeles Miami New York Orlando Tallahassee Tampa Washington, DC West Palm Beach

April 20, 2016

Great-West Life & Annuity Insurance Company

8515 East Orchard Road

Greenwood Village, Colorado 80111

Re:	COLI VUL-2 Series Account
Post-Effective Amendment No. 33 to Registration Statement on Form N-6
File Nos. 333-70963 and 811-09201

Ladies and Gentlemen:

We have acted as counsel to Great-West Life & Annuity Insurance Company, a Colorado corporation, regarding the federal securities laws applicable to the issuance and sale of the policies described in the above-referenced registration statement. We hereby consent to the reference to our name under the caption “Legal Matters” in the prospectus filed as part of the above-referenced registration statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Very truly yours,

/s/Carlton Fields Jorden Burt, P.A.
Carlton Fields Jorden Burt, P.A.

Carlton Fields Jorden Burt, P.A.

Carlton Fields Jorden Burt, P.A. practices law in California through Carlton Fields Jorden Burt, LLP.